UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2021
Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation of the United States	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Locust Street
Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	515-412-2100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if they registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K amends the Form 8-K filed by the Federal Home Loan Bank of Des Moines (Bank) on November 5, 2021 to add information about the committees of the Bank’s Board of Directors (Board) on which directors Steven L. Bumann, Douglas L. DeFries, John A. Klebba, Russell J. Lau, Lauren M. MacVay, and Siva G. Narendra will serve in 2022. These recently elected directors will serve on the following Board committees in 2022:

Steven L. Bumann – Vice Chair of the Regulatory Committee; Vice Chair of the Risk and Compliance Committee; Member of the Audit Committee.

Douglas L. DeFries – Member of the Housing and Community Investment Committee; Member of the Human Resources and Compensation Committee; Member of the Member Committee.

John A. Klebba – Chair of the Risk and Compliance Committee; Member of the Executive and Governance Committee; Member of the Member Committee.

Russell J. Lau – Member of the Audit Committee; Member of the Finance Committee; Member of the Housing and Community Investment Committee.

Lauren M. MacVay – Chair of the Technology Committee; Member of the Executive and Governance Committee; Member of the Risk and Compliance Committee.

Siva G. Narendra – Member of the Risk and Compliance Committee; Member of the Technology Committee.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

December 14, 2021	By:	/s/ Aaron B. Lee

Name: Aaron B. Lee
Title: Senior Vice President, General Counsel and Corporate Secretary